UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2026

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2026, Reborn Coffee, Inc. (the “Company”), entered into an Agricultural Import and Supply Agreement (the “Agreement”) with The Mighty Oak, Inc. (“Mighty Oak”), which established the general terms and conditions under which the Company will import, purchase, store, and supply agricultural products to Mighty Oak, and Mighty Oak will supply such products to major markets and retailers in the United States of America (U.S.) using its vendor codes. The specific terms for transactions, including items, quantities, prices, delivery dates, delivery locations, and payment terms, shall be determined in accepted Purchase Orders (“PO”).

The annual supply and import volume under the Agreement is guaranteed at a minimum of $20,000,000, and both parties are obligated to faithfully supply and purchase the minimum committed volume. If actual PO amounts fall short of the annual minimum guaranteed amount due to reasonable market conditions, the parties shall, upon mutual written agreement, carry over the shortfall quantity to the following year’s PO volume for adjustment and fulfillment.

Title and risk of loss transfer according to the applicable Incoterms® 2020 terms. Title to Products (as defined in the Agreement) imported/purchased by the Company remains with the Company until delivered to Mighty Oak. Inventory losses arising after the transfer of title and risk shall be borne by the owner at that time. The parties agreed to cooperate to minimize losses during periods when the Company holds the Products, with specific return protocols and cost allocations defined in the individual POs or written agreements.

The Agreement remains in effect for two years from August 10, 2026, and automatically renews for successive one year terms unless either party provides written notice of non-renewal at least 60 days prior to expiration. During the term of the Agreement and for a period of one year following termination, Mighty Oak is precluded from directly purchasing Products covered under the Agreement from the Company’s suppliers without the Company’s prior written consent.

The foregoing description of the Agricultural Import and Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Exhibit
10.1	Agricultural Import and Supply Agreement between Reborn Coffee, Inc. and The Mighty Oak, Inc. dated August 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2026

REBORN COFFEE, INC.

By:	/s/ Jung Jae Lim
Name:	Jung Jae Lim
Title:	Chief Executive Officer

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